Exhibit 10.19

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) dated as of March 31, 2020 is entered into by and among PROGENITY, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP, as Collateral Agent (the “Collateral Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Collateral Agent have entered into that certain Credit and Security Agreement dated as of October 27, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Credit Parties have requested that the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement as set forth herein, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Amendments to the Credit Agreement.

(a)    Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in appropriate alphabetical order to read as follows:

“First Amendment” means that certain First Amendment to Credit and Security Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Collateral Agent.

“First Amendment Effective Date” means March 31, 2020.

“Interest Payment Equity Documents” means, collectively, the documents entered into by the Borrower and the applicable Lenders in connection with (a) the issuance of the March 2020 Shares and (b) the issuance of the June 2020 Shares, which, in each case, shall be in form and substance reasonably satisfactory to the Borrower and the applicable Lenders.

“June 2020 Series B Preferred Payment Price” means $2.25 per share; provided, that, if the Borrower has issued series B preferred stock after the First Amendment Effective Date but on or prior to June 30, 2020 (a) in an arm’s-length transaction with one or more third-party investors that do not hold equity interests of the Borrower as of the First Amendment Effective Date, such issuance not to be made in connection with any other concurrent or related transactions with such third-party investors and to consist of the issuance of at least $20,000,000 of series B preferred stock, or (b) in a transaction with one or more Affiliates of the Lenders for the issuance of series B preferred stock, then, in either such case, “June 2020 Series B Preferred Payment Price” shall instead mean the price per share at which such series B preferred stock was issued in the transaction described in this proviso occurring most recently prior to June 30, 2020.

“June 2020 Shares” has the meaning assigned to such term in Section 2.01(c).

“March 2020 Series B Preferred Payment Price” means $2.25 per share.

“March 2020 Shares” has the meaning assigned to such term in Section 2.01(c).

(b)    Section 2.1(c) of the Credit Agreement is hereby amended by adding the following language after the last sentence thereof to read as follows:

Notwithstanding anything to the contrary contained herein, the accrued and unpaid interest on the outstanding principal balance of the Term Loan that would otherwise be paid in cash on March 31, 2020 and June 30, 2020, respectively, shall instead be paid (A) in the case of the interest payment due and payable on March 31, 2020, through the issuance on March 31, 2020 of a number of shares of series B preferred stock of the Borrower (the “March 2020 Shares”) equal to the quotient of (1) the accrued and unpaid interest on the outstanding principal balance of the Term Loan as of March 31, 2020, divided by (2) the March 2020 Series B Preferred Payment Price, and (B) in the case of the interest payment due and payable on June 30, 2020, so long as the equity interests of the Borrower are not traded on a nationally recognized exchange as of June 30, 2020, through the issuance on June 30, 2020 of a number of shares of series B preferred stock of the Borrower (the “June 2020 Shares”) equal to the quotient of (1) the accrued and unpaid interest on the outstanding principal balance of the Term Loan as of June 30, 2020, divided by (2) the June 2020 Series B Preferred Payment Price (it being understood and agreed that in the event the equity interests of the Borrower are traded on a nationally recognized exchange as of June 30, 2020, such accrued and unpaid interest on the outstanding principal balance of the Term Loan shall be due and payable in cash on June 30, 2020); provided, that, in each case, no Default or Event of Default shall have occurred and be continuing as of the applicable interest payment date. In connection with the issuance of the March 2020 Shares and the June 2020 Shares (if applicable), the Borrower agrees to execute and deliver the applicable Interest Payment Equity Documents with respect thereto to the applicable Lenders on the date such shares are issued.

(c)    Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.10    Minimum Cash Covenant. The Credit Parties shall not permit unrestricted cash and cash equivalents of the Credit Parties held in one or more Controlled Accounts at any time (a) during the period commencing on the Closing Date and continuing through March 30, 2020 to be less than $5,000,000, (b) during the period commencing on March 31, 2020 and continuing through April 14, 2020 to be less than zero, and (c) thereafter to be less than $5,000,000.

2.    Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)    receipt by the Collateral Agent of counterparts of this Agreement duly executed by the Credit Parties, the Lenders and the Collateral Agent;

(b)    receipt by the applicable Lenders of (i) the March 2020 Shares and (ii) the applicable Interest Payment Equity Documents with respect to such March 2020 Shares, in substantially the forms attached hereto as Exhibit A, and duly executed by the Borrower and the applicable Lenders;

(c)    receipt by the Lenders of an amendment fee paid through the issuance of a number of shares of series B preferred stock of the Borrower equal to the quotient of (i) $375,000, divided by (ii) the March 2020 Series B Preferred Payment Price (it being understood, for the avoidance of doubt, that no additional amendment fees shall be paid by the Borrower in connection with the payment of interest in the form of the June 2020 Shares (if applicable), on June 30, 2020); and

(d)    receipt by the Collateral Agent and the Lenders of reimbursement for all reasonable and documented out of pocket expenses incurred by the Collateral Agent or any Lender in connection with the preparation, execution and delivery of this Agreement, the Interest Payment Equity Documents in respect of the March 2020 Shares, and any certificates or other documents prepared in connection herewith or therewith, including the reasonable and documented fees, charges and disbursements of Moore & Van Allen PLLC (it being understood and agreed that the Credit Parties may pay such amounts by wire transfer directly to Moore & Van Allen PLLC).

3.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Credit Parties thereunder and under the other Investment Documents, subject to the amendments and agreements set forth in this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)    The Credit Parties hereby represent and warrant as follows:

(i)    Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)    This Agreement has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)    No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Credit Party of this Agreement.

(c)    Each of the Credit Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Collateral Agent, for the benefit of the Collateral Agent, each Lender and each other holder of the Obligations, and agrees that this Agreement does not adversely affect or impair such liens and security interests in any manner.

(d)    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

PROGENITY, INC.

By:	/s/ Eric d’Esparbes
Name:	Eric d’Esparbes
Title:	Chief Financial Officer

GUARANTORS:

AVERO LABORATORY HOLDINGS LLC

By:	/s/ Eric d’Esparbes
Name:	Eric d’Esparbes
Title:	Chief Financial Officer

MOLECULAR DIAGNOSTIC HEALTH SCIENCES, LLC

By:	/s/ Eric d’Esparbes
Name:	Eric d’Esparbes
Title:	Chief Financial Officer

PROGENITY HOLDING COMPANY, INC.

By:	/s/ Eric d’Esparbes
Name:	Eric d’Esparbes
Title:	Chief Financial Officer

SPX3, INC.

By:	/s/ Eric d’Esparbes
Name:	Eric d’Esparbes
Title:	Chief Financial Officer

COLLATERAL AGENT:

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP,
as a Lender

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC,
its General Partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory

LENDERS:

ATHYRIUM OPPORTUNITIES III CO-INVEST 1 LP,
as a Lender

By: ATHYRIUM OPPORTUNITIES ASSOCIATES CO-INVEST LLC,
its General Partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory